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                                                                    Exhibit 99.2



                                  OCTEL CORP.


________________________________________________________________________________


                                     RULES
                                    of the
                OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME


________________________________________________________________________________




                            PRICEWATERHOUSECOOPERS
                                 Benson House
                             33 Wellington Street
                                     Leeds
                                    LS1 4JP
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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CONTENTS

1. DEFINITIONS.................................................................   1
2. INVITATION OF APPLICATIONS..................................................   6
   2.1 When Invitations may be issued..........................................   6
   2.2 Wording of Invitations..................................................   6
   2.3 Documents accompanying Invitations......................................   6
   2.4 Wording of Application Form.............................................   6
   2.5 Provision for Scaling Down..............................................   7
   2.6 Number of Shares applied for............................................   7
3. SCALING DOWN................................................................   7
4. GRANT OF OPTIONS............................................................   8
   4.1 Maximum period between determination of Share Price and Grant of Option.   8
   4.2 Options may only be granted to Eligible Employees.......................   8
   4.3 Requirement to Issue Option Certificate.................................   8
   4.4 Options may not be transferred..........................................   8
5. RIGHTS OF EXERCISE..........................................................   9
   5.1 Earliest Date of Exercise...............................................   9
   5.2 Requirement to remain in Employment.....................................   9
   5.3 Option Holder with Material Interest....................................   9
   5.4 Death of Option Holder..................................................   9
   5.5 Right to Exercise Prematurely...........................................   9
   5.6 Right to Exercise on Attaining Age 65...................................  10
   5.7 Right to Exercise More than Three Years after Date of Grant.............  10
   5.8 Employee Transferred to other member of the Group.......................  10
   5.9 Transfer of Employment within Group.....................................  10
   5.10 Lapse of Options.......................................................  11
6. TAKEOVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION...................  12
   6.1 Take-over pursuant to General Offer.....................................  12
   6.2 Take-over pursuant to Scheme of Arrangement.............................  12
   6.3 Scheme of Arrangement without Change of Control.........................  12
   6.4 Compulsory Acquisition of Shares........................................  12
   6.5 Voluntary Winding Up of the Company.....................................  13
   6.6 Meaning of Obtaining Control............................................  13
   6.7 Rollover of Options.....................................................  13
   6.8 Meaning of "appropriate period".........................................  13
7. MANNER OF EXERCISE..........................................................  14
   7.1 Funds which can be used to exercise Option..............................  14
   7.2 Actions Required of the Option Holder...................................  14
   7.3 Actions Required of the Company.........................................  14
8. ISSUE OF SHARES.............................................................  14
   8.1 Ranking of Shares.......................................................  14
   8.2 Admission to the New York Stock Exchange................................  15
9. ADJUSTMENTS.................................................................  15
   9.1 General Power of Adjustment.............................................  15
   9.2 Adjustment which reduces Share Price to less than nominal value.........  15

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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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
    9.3 Requirement to Capitalise Reserves.......................................  15
    9.4 Notification of Option Holders...........................................  16
10. ADMINISTRATION...............................................................  16
    10.1 Delivery of Notices or Documents........................................  16
    10.2 Copies of Shareholder Communications....................................  16
    10.3 Maintenance of Unissued Share Capital...................................  16
    10.4 Directors' Power to Administer Scheme...................................  16
    10.5 Directors' Decisions are Final and Conclusive...........................  16
    10.6 Costs of Administering Scheme...........................................  17
11. ALTERATIONS..................................................................  17
    11.1 Power to alter Rules prior to Inland Revenue approval...................  17
    11.2 Power to alter Rules following Inland Revenue approval..................  17
    11.3 Alteration which affects subsisting rights of Option Holders............  17
    11.4 Notification to Option Holders..........................................  17
12. GENERAL......................................................................  17
    12.1 Termination of the Scheme...............................................  17
    12.2 No Compensation for loss of Option Rights...............................  17
    12.3 Governing Law...........................................................  18

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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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       APPROVED BY THE INLAND REVENUE UNDER THE INCOME AND CORPORATION
                   TAXES ACT 1988 ON [ ] UNDER REFERENCE [ ]

1.        DEFINITIONS

In this Scheme, the following words and expressions shall, where the context so permits, have the meanings set forth below:

     "Acquiring Company"                the person mentioned in Rule 6.1 being a
                                        company within the meaning of Section
                                        832 of the Act;

     "Acquisition Price"                in relation to an Option, the total
                                        amount payable on any exercise being an
                                        amount equal to the relevant Share
                                        Price, multiplied by the number of
                                        Shares in respect of which the Option is exercised;

     "the Act"                          the Income and Corporation Taxes Act
                                        1988;

     "Associated Company"               the meaning ascribed by Section 416 of
                                        the Act;

     "Bonus" any sum payable by way of terminal bonus under a Savings Contract being the additional payment made by the nominated Savings Authority when repaying contributions under a Savings Contract;

     "Bonus Date"                       under a three year Savings Contract, the
                                        earliest date on which the Standard
                                        Bonus is payable under the Savings
                                        Contract following 36 monthly payments;

     "the Company"                      save as provided in Rule 6.7, Octel
                                        Corp., a Delaware Corporation;

     "Continuous Employment"            the meaning ascribed by Section 211 of
                                        the Employment Rights Act 1996;

     "Control"                          the meaning ascribed by Section 840 of
                                        the Act;

     "Date of Grant"                    the date on which an Option is granted
                                        under the Scheme pursuant to Rule 4;

                                      1
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     "Dealing Day"                      a day on which the New York Stock
                                        Exchange is open for business;

     "the Directors"                    the board of directors of the Company,
                                        or a duly authorised committee thereof;

     "Eligible Employee"                (1)  any person who is a Full Time
                                             Director or employee of a
                                             Participating Company and:

                                             (a)  is chargeable to tax in
                                                  respect of his office or
                                                  employment under Case 1 of
                                                  Schedule E of the Taxes Act;
                                                  and

                                             (b)  on the immediately preceding
                                                  Qualifying Date, had such
                                                  minimum period of Continuous
                                                  Employment with any one or
                                                  more Participating Companies
                                                  (taken consecutively) as the
                                                  Directors may determine, being
                                                  a period not exceeding five
                                                  years in total ending on the
                                                  date the relevant Option is
                                                  granted; and

                                        (2)  any other director or employee of a
                                             Participating Company whom the
                                             Directors may in their sole
                                             discretion approve, provided that
                                             any person who is ineligible to
                                             participate by virtue of paragraph
                                             8 of Schedule 9 to the Act shall
                                             not be treated as an Eligible
                                             Employee;

     "Employees' Share Scheme"          the meaning ascribed by Section 743 of
                                        the Companies Act 1985;

     "Full Time Director"               a Director who is contracted to work not
                                        less than 25 hours a week (exclusive of
                                        meal breaks) (or such lower number of
                                        hours per week as the Directors may
                                        determine from time to time in their
                                        absolute discretion) for any one or more of the Participating Companies; or

                                       2
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     "Grant Period"                     a period of 30 days (or 42 days in the
                                        event that applications are scaled down
                                        under Rule 3) beginning on the Dealing
                                        Day following any of:

                                        (1)  a day on which the Scheme is
                                             approved by the Inland Revenue
                                             under the Act; or

                                        (2)  a day on which the Company makes an
                                             announcement of its results for any
                                             year, quarter year or other period
                                             or issues any prospectus, listing
                                             particulars or other document
                                             containing equivalent information
                                             relating to Shares; or

                                        (3)  a day on which any announcement is
                                             made of modifications to be made to
                                             the Act or a day on which any such
                                             modifications come into force; or

                                        (4)  a day on which an announcement is
                                             made by the Savings Authority of a
                                             new savings-related share option
                                             prospectus; or

                                        (5)  a day on which the Directors
                                             resolve to grant Options.

     "Holding Company"                  in relation to the Acquiring Company, a
                                        company falling within the definition in
                                        Section 736 of the Companies Act 1985;

     "the Invitation Date"              the date of the relevant invitation made
                                        under Rule 2

     "Market Value"                     in relation to a Share on any day:

                                        (1)  if and so long as the Shares are
                                             listed on the New York Stock
                                             Exchange, the average of its middle
                                             market quotation for the three
                                             Dealing Days immediately preceding
                                             the Invitation Date and falling
                                             within the Grant Period; or

                                        (2)  save as mentioned in (1) above, its

                                       3
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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                                             market value on the Invitation Date
                                             as determined in accordance with
                                             Part VIII of the Taxation of
                                             Chargeable Gains Act 1992 and
                                             agreed in advance with the Shares
                                             Valuation Division of the Inland
                                             Revenue;

     "Maximum Bonus"                    the Bonus payable two years after the
                                        Standard Bonus is payable;

     "Maximum Contribution"             under all Savings Contracts the lesser
                                        of

                                        (1)  (Pounds)250 per month; and

                                        (2)  the maximum amount specified in
                                             paragraph 24(2)(a) of Schedule 9 to
                                             the Act; and

                                        (3)  such maximum contribution as may be
                                             determined from time to time by the
                                             Directors;

     "Monthly Contributions"            monthly contributions agreed to be paid
                                        by an Option Holder under his Savings
                                        Contract;

     "Option"                           a right to acquire Shares pursuant to
                                        the Scheme;

     "Option Certificate"               a certificate issued under Rule 4.3;

     "Option Holder"                    a person to whom an Option has been
                                        granted (or, as the context requires,
                                        his personal representatives);

     "Participating Company"            the Company and any other company for
                                        the time being designated by the
                                        Directors as a Participating Company
                                        being a company which is under the
                                        Control of the Company;

     "Permitted Minimum Monthly         such amount as the Directors shall
     Contribution"                      specify, being not less than (Pounds)5
                                        or more than (Pounds)10;

     "Qualifying Date"                  such date as the Directors may from time
                                        to time determine (or, in the absence of any such determination, the last day of the Company's accounting period) in the period of one year

                                       4
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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                                        immediately preceding
                                        the relevant Date of Grant;

     "Rules" the Rules of the Scheme and "Rule" shall be construed accordingly;

     "Savings Authority"                the building society or bank recognised
                                        by the Directors from time to time for
                                        the purpose of receiving Monthly
                                        Contributions under Savings Contracts;

     "Savings Contract"                 a contract under a certified contractual
                                        savings scheme (within the meaning of
                                        Section 326 of the Act) approved by the
                                        Board of Inland Revenue for the purpose
                                        of Schedule 9 to the Act:

     "the Scheme"                       the Octel Corp. Savings Related Share
                                        Option Scheme in its present form, or as from time to time altered in accordance with the Rules;

     "Share" save as provided in Rule 6.7, a share in the Company satisfying paragraphs 10 to 14 inclusive of Schedule 9 to the Act;

     "Share Price"                      the price per Share in US Dollars, as
                                        determined by the Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

                                        (1)  80% of the Market Value of a Share;
                                             or

                                        (2)  if greater and Shares are to be
                                             subscribed, the nominal value of a
                                             Share,

                                        which is converted into Sterling using
                                        the Exchange Rate in force on the Date
                                        of Grant, subject to any adjustment
                                        pursuant to Rule 9.1;

     "Standard Bonus"                   the Bonus payable on the earliest date
                                        on which a Bonus is payable under a
                                        Savings Contract;

     "Subsidiary"                       has the meaning ascribed by Section 736
                                        of the Companies Act 1985;

                                       5
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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References to any statutory provision are to that provision as amended or re-
enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.        INVITATION OF APPLICATIONS

2.1  When Invitations may be issued

Applications for the grant of Options under the Scheme shall be invited only if the Directors so determine in their absolute discretion. Invitations to apply for Options on any occasion shall be made in accordance with the Rules and on similar terms to all Eligible Employees.

2.2  Wording of Invitations

Invitations shall be made in writing and shall include details of the following matters which shall be determined by the Directors:

a    the Share Price;

b the latest date during the Grant Period by which applications must be received, being neither earlier than 14 days nor later than 28 days after the date of the invitation;

c    the Maximum Contribution;

2.3  Documents accompanying Invitations

Each invitation shall be accompanied by:

a    a proposal form for a Savings Contract; and

b    an application form.

2.4  Wording of Application Form

An application form shall be in such form as the Directors may from time to time prescribe save that it shall provide for the applicant to state:

                                       6
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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a    the Monthly Contributions (being a multiple of (Pounds)1 and not less than the Permitted Minimum Monthly Contribution) which he wishes to make under the related Savings Contract; and

b that his proposed Monthly Contributions (when taken together with any Monthly Contributions he makes under any other Savings Contract) will not exceed the Maximum Contribution;

2.5  Provision for Scaling Down

Each application shall provide that, in the event of scaling down in accordance with Rule 3, the Directors are authorised by the applicant either to alter his application by reducing the amount of his Monthly Contributions or to withdraw his application, as the case may be, to the extent of such scaling down.

2.6  Number of Shares applied for

Each application shall be deemed to be for an Option over such number of Shares as can be acquired at the Share Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.        SCALING DOWN

To the extent that valid applications are received in excess of any maximum number of Shares which may be determined by the Directors, then the Directors shall scale down applications to the extent necessary in one of the following ways as may be determined by them:

a (where relevant) by treating any elections for the Maximum Bonus as elections for the Standard Bonus and then, so far as necessary, reducing the proposed Monthly Contributions in excess of (Pounds)5 pro rata and then, so far as necessary, selecting by lot; or

b by treating each election for a Bonus as an election for no Bonus and then, so far as necessary, reducing the proposed Monthly Contributions in excess of (Pounds)5 pro rata and then, so far as necessary, selecting by lot; or

c by reducing the proposed Monthly Contributions in excess of (Pounds)5 pro rata and then, so far as necessary, selecting by lot.

                                       7
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4.        GRANT OF OPTIONS

4.1  Maximum period between determination of Share Price and Grant of Option

No Option shall be granted more than 29 days (or 41 days in the event that applications are scaled down under Rule 3) after the first day by reference to which the Share Price in relation to that Option was fixed.

4.2  Options may only be granted to Eligible Employees

No Option shall be granted to a person unless at the Date of Grant he is an Eligible Employee.

4.3  Requirement to Issue Option Certificate

The Company shall issue an Option Certificate to each Eligible Employee to whom such an Option has been granted which shall be in such form as the Directors shall from time to time determine (subject to the approval of the Inland Revenue). The Option Certificate shall include details of:

a    the Date of Grant of the Option;

b    the Share Price; and

c    the number of Shares subject to the Option.

4.4  Options may not be transferred

Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 5.4, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Each Option Certificate shall carry a statement to this effect.

                                       8
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5.        RIGHTS OF EXERCISE

5.1  Earliest Date of Exercise

a Save as provided in Rules 5.4, 5.5, 5.6, 5.7 and 6, an Option may be exercised only during the period commencing with the Bonus Date under the relevant Savings Contract; and

b save as provided in Rule 5.4, an Option may not be exercised after the expiry of the period of six months after the relevant Bonus Date.

5.2  Requirement to remain in Employment

Save as provided in Rules 5.4, 5.5, 5.7, 5.8 and 6, an Option may only be exercised by an Option Holder while he is a director or employee of a Participating Company.

5.3  Option Holder with Material Interest

An Option may not be exercised by an Option Holder at any time when he is prohibited from such exercise by virtue of the provisions of paragraph 8 of
Schedule 9 to the Act (material interest in a  close company).

5.4  Death of Option Holder

An Option may be exercised by the personal representatives of a deceased Option Holder a during the period of one year following the date of the Option Holder's death if such death occurs before the Bonus Date; or

b during the period of one year following the Bonus Date if the Option Holder's death occurs on or within the period of six months after the Bonus Date.

5.5  Right to Exercise Prematurely

An Option may be exercised by an Option Holder within the period of six months following the date on which he ceases to hold any office or employment with a Participating Company on account of:

a    injury or disability; or

                                       9
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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b    redundancy (within the meaning of the Employment Rights Act 1996); or

c    retirement on reaching age 65

d the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Participating Company or an Associated Company of a Participating Company; or

e the Company by which the Option Holder is employed ceasing to be under the Control of the Company.

5.6  Right to Exercise on Attaining Age 65

An Option may be exercised by an Option Holder within the period of six months following the date on which he reaches age 65 if he continues to hold any office or employment with a Participating Company after that date.

5.7  Right to Exercise More than Three Years after Date of Grant

Provided more than three years have elapsed since the Date of Grant of an Option, such Option may be exercised by an Option Holder within the period of six months following the date on which he ceases to hold any office or employment with a Participating Company on account of:

a    early retirement by agreement with his employer; or

b pregnancy and, for the purposes of the Scheme, a woman who leaves employment due to pregnancy or confinement will be regarded as having left such employment on the earlier of the date she notifies the relevant Participating Company of her intention not to return and the last day of the 29-week period of confinement.

5.8  Employee Transferred to other member of the Group

An Option Holder who is employed on the Bonus Date by an Associated Company of a Participating Company or by a company of which the Company has Control may exercise his Option within the period of six months commencing with the Bonus Date.

5.9  Transfer of Employment within Group

An Option Holder shall not be treated for the purposes of Rule 5 as ceasing to hold an office or employment with a Participating Company until such time as he is no longer a director or employee of any Participating Company or an Associated Company of a

                                      10
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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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Participating Company and an Option Holder (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under section 79 of the Employment Rights Act 1996 before exercising an Option shall be treated for those purposes as not having ceased to hold such an office or employment.

5.10 Lapse of Options

An Option shall lapse on the occurrence of the earliest of the following:

a subject to Rule 5.10b below, the expiry of the period of six months after the Bonus Date; or

b where the Option Holder has died, the expiry of the relevant period during which the Option may be exercised in accordance with Rule 5.4; or


c subject to Rule 6.7, the expiry of any of the applicable periods specified in Rules 5.4, 5.5, 5.7, 6.1, but where an Option Holder dies while time is running under Rules 5.5 or 5.7, the Option shall not lapse until the expiry of the period in Rule 5.4; or


d the date on which an Option Holder ceases to be a director or employee of any Participating Company for any reason other than his death or those specified in Rules 5.5 and 5.7; or


e the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding-up of the Company; or


f the date on which the Option Holder becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

                                      11
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6.        TAKEOVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION

6.1  Take-over pursuant to General Offer

If any person obtains Control of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the Holding Company or any Subsidiary of the Holding Company) and which is made on a condition that if it is satisfied the offeror will have such Control, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares then an Option may be exercised within the period of six months of the date on which Control is so obtained and any condition subject to which the offer is made is satisfied.

6.2  Take-over pursuant to Scheme of Arrangement

If any person obtains Control of the Company in pursuance of legislation which the Inland Revenue has agreed is equivalent to Section 425 of the Companies Act 1985 then an Option may be exercised during the period which starts on the date such scheme of arrangement is sanctioned and ends six months later or, if earlier, on the day immediately preceding the date upon which the scheme shall become effective.

6.3  Scheme of Arrangement without Change of Control

If, without any person obtaining Control of the Company, a scheme of arrangement takes effect under legislation which the Inland Revenue has agreed is equivalent to Section 425 of the Companies Act 1985 then an Option may be exercised during the period which starts on the date such scheme of arrangement is sanctioned and ends six months later or, if earlier, on the day immediately preceding the date upon which the scheme shall become effective.

6.4  Compulsory Acquisition of Shares

If any person becomes bound or entitled to acquire Shares in the Company under legislation which the Inland Revenue has agreed is equivalent to Section 428 to 430 of the Companies Act 1985 then an Option may be exercised during any period such person remains so bound or entitled

                                      12
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6.5  Voluntary Winding Up of the Company

If a resolution is passed for the voluntary winding-up of the Company, an Option may be exercised during the period of six months starting on the commencement of such winding-up provided that any issue of shares pursuant to such exercise is authorised by the liquidator or the Court (if appropriate) upon the application of and at the sole cost and expense of the Option Holder.

6.6  Meaning of Obtaining Control

For the purpose of this Rule 6, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

6.7  Rollover of Options

Notwithstanding anything to the contrary in these Rules, where any person mentioned in Rule 6.1 is a company an Option Holder may, by agreement with the Acquiring Company and within the appropriate period release his Option under the Scheme ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which, within the meaning ascribed by paragraph 15(3) of
Schedule 9 to the Act, is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company falling within sub-paragraph (b) or (c) of paragraph 10 of Schedule 9 to the Act). With effect from the date of release references in Rules 5, 6, 7, 8, 9, 10, 11, and 12, (and, in relation to expressions used in those Rules, in Rule 1) to "the Company" and "Shares" shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or that other company as the case may be, but references to Participating Company shall continue to be construed as if references to the Company were references to Octel Corp..

6.8  Meaning of "appropriate period"

For the purpose of Rule 6.4, the "appropriate period" is:

a) where Rules 6.1 or 6.4 apply, the periods mentioned in those Rules respectively; or

b) where Rule 6.2 applies, the period of six months beginning with the time when the Court sanctions the scheme of arrangement.

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7.        MANNER OF EXERCISE

7.1  Funds which can be used to exercise Option

An Option may only be exercised during the periods specified in Rules 5 and 6 and only with moneys not exceeding the amount of repayment (including any Bonus or interest) made under the related Savings Contract. For this purpose, repayment under the Savings Contract shall exclude the repayment of any Monthly Contributions the due date for payment of which falls more than one month after the date on which repayment is made.

7.2  Actions Required of the Option Holder

An Option may be exercised, in whole or in part, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option Certificate covering not less than all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Option Holder, together with a remittance for the Acquisition Price payable in respect of the Shares over which the Option is to be exercised.

7.3  Actions Required of the Company

The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and, accordingly in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof. At the request of the Option Holder, the Shares may be allotted or transferred (as the case may be) to a nominee provided the Option Holder has beneficial ownership of the Shares at the time of such allotment or transfer.

8.        ISSUE OF SHARES

8.1  Ranking of Shares

All Shares issued pursuant to the exercise of Options under the Scheme shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

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8.2  Admission to the New York Stock Exchange

If and so long as the Shares are listed on the New York Stock Exchange the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Scheme application shall be made to the New York Stock Exchange for permission to deal in those shares unless such application has already been made.

9.        ADJUSTMENTS

9.1  General Power of Adjustment

The number of Shares over which an Option is granted and the Share Price thereof may, subject to the prior approval of the Inland Revenue, be adjusted in such manner as the Directors shall determine following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be possible without involving fractions of a Share or a Share Price calculated to more than two places of decimals) the Acquisition Price payable in respect of an Option shall remain unchanged PROVIDED that, save as provided in Rules 9.2 and 9.3, no adjustment made pursuant to this Rule 9.1 shall have the effect of reducing the Share Price below the nominal value of a Share.


9.2  Adjustment which reduces Share Price to less than nominal value

Where an Option subsists over both issued and unissued Shares or over issued Shares only, an adjustment may be made under Rule 9.1 which would have the effect of reducing the Share Price to less than the nominal value of the Share provided that the Acquisition Price of such Option remains constant.

9.3  Requirement to Capitalise Reserves

Any adjustment made to the Share Price of unissued Shares which would have the effect of reducing the Share Price to less than the nominal value of the Share shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Share Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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9.4   Notification of Option Holders

The Directors may take such steps as they may consider necessary to notify Option Holders of any adjustments made under Rule 9.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

10.       ADMINISTRATION

10.1  Delivery of Notices or Documents

Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him by first class post at his last known home or business address according to the information provided by him. Notices sent by first class post shall be deemed to have been given on the day following the date of posting.

10.2  Copies of Shareholder Communications

The Company shall distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

10.3  Maintenance of Unissued Share Capital

The Company shall at all times either keep available sufficient unissued Shares to satisfy the exercise of all Options which have neither lapsed nor been exercised (taking account of any other obligations of the Company to allot unissued Shares) or shall ensure that sufficient issued Shares will be available to satisfy the exercise of such Options.

10.4  Directors' Power to Administer Scheme

The Directors may make such regulations for the administration of the Scheme as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

10.5  Directors' Decisions are Final and Conclusive

The decision of the Directors in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Scheme, shall be final and conclusive.

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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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10.6  Costs of Administering Scheme

The costs of introducing and administering the Scheme shall be borne by the Company.

11.       ALTERATIONS

11.1  Power to alter Rules prior to Inland Revenue approval

The Directors may, prior to approval of the Scheme under the Act by the Inland Revenue, alter the Rules of the Scheme as may be necessary in order to obtain such approval.

11.2  Power to alter Rules following Inland Revenue approval

Subject to Rule 11.3, after the date on which the Scheme is approved by the Inland Revenue under the Act, the Directors may in their discretion alter the Rules provided that no such alteration shall be effective until it has been approved by the Inland Revenue.

11.3  Alteration which affects subsisting rights of Option Holders

No alteration may be made which would abrogate or adversely affect the subsisting rights of Option Holders.

11.4  Notification to Option Holders

Written notice of any amendment made in accordance with this Rule 11 shall be given to all Option Holders.

12.       GENERAL

12.1  Termination of the Scheme

The Scheme shall terminate on the tenth anniversary of the date on which it is approved by the Board of the Inland Revenue or at any earlier time by the passing of a resolution by the Directors. Termination of the Scheme shall be without prejudice to the subsisting rights of Option Holders.

12.2  No Compensation for loss of Option Rights

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       THE RULES OF THE OCTEL CORP. SAVINGS-RELATED SHARE OPTION SCHEME
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If an Option Holder shall cease for any reason to be in the employment of a
Participating Company or an Associated Company of a Participating Company, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Scheme.

12.3  Governing Law

This Scheme and all Options shall be governed by and construed in accordance with English law.

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